                                                                    Exhibit 3.13

                                   IPSCO INC.
                                   ----------

     BE IT ENACTED as a by-law of the Corporation as follows:

                                  BY-LAW NO.1
                                  -----------

                            ARTICLE 1 - INTERPRETATION

1.1  Definitions
     -----------

     In this by-law and all other by-laws and resolutions of the Corporation, unless the context otherwise requires:

     (1) "Act" means the Canada Business Corporation Act together with the Regulations made pursuant thereto and any statute or regulations that may be substituted therefor, as amended from time to time and, in the case of any such amendment or substitution, any reference in this by-law shall be read as referring to the amended or substituted provisions therefor;

     (2)  "appoint" includes "elect" and vice versa;

     (3) "Articles" means the articles of incorporation under the Act of the Corporation as amended or restated from time to time;

     (4) "Board", "Board of Directors" and "Directors" means the board of directors of the Corporation;

     (5) "By-laws" means this by-law and all other by-laws of the Corporation as amended from time to time, and from time to time in force and effect;

     (6)  "Corporation" means IPSCO Inc.;

     (7) "meeting of shareholders" means any meeting of shareholders, whether annual or special; and "special meeting of shareholders" means a special meeting of all shareholders entitled to vote at an annual meeting of shareholders and a meeting of any class or classes of shareholders entitled to vote on the question at issue;

     (8) "person" includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in his capacity as trustee, executor, administrator, or other legal representative;

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                                      -2-

1.2  Interpretation
     --------------

     This by-law and all other by-laws are made pursuant to and are subordinate to the Act and should be read in conjunction with the Act. In case of conflict between a provision of any by-law and a provision of the Act, the applicable provision of the Act shall govern.

     Words and expressions not defined in this by-law shall have the same meaning as ascribed by the Act, unless required otherwise by the context.

     Words importing the singular number shall include the plural and vice versa and words importing gender shall include the masculine, feminine and neuter genders.

                         ARTICLE 2 - REGISTERED OFFICE

2.1  Registered Office
     -----------------

     The Corporation may from time to time (i) by resolution of the Board of Directors change the location of the registered office of the Corporation within the place in Saskatchewan designated as such as permitted under the Act and (ii) by special resolution or otherwise as permitted under the Act change the municipality or geographic township in which its registered office is located to another place in Canada.

                           ARTICLE 3 - CORPORATE SEAL

3.1  Corporate Seal
     --------------

     The corporation may, but need not have, one (1) or more corporate seals. The corporate seal or seals of the corporation shall be in such form as the board of directors may adopt by resolution. An instrument or agreement executed or otherwise assented to on behalf of the corporation by one or more directors, officers or agents of the Corporation is not invalid merely because the corporate seal is not affixed thereto.

                       ARTICLE 4 - EXECUTION OF DOCUMENTS

4.1  Execution of Documents
     ----------------------

     Contracts, documents or other instruments in written, electronic or any other form binding upon the Corporation ("Documents") may be executed in writing or in electronic form or otherwise assented to in any legally effective manner by any two officers or directors and all Documents so executed or otherwise assented to shall be binding upon the Corporation without

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                                      -3-

any further authorization or formality. The Board of Directors is authorized from time to time by resolution to appoint any officer or officers or any other person or persons on behalf of the Corporation to execute or otherwise assent to either Documents generally or specific Documents. In addition, any two (2) officers or directors that may so execute or otherwise assent to Documents on behalf of the Corporation may direct the manner in which and the person or persons by whom any particular Document or class of Documents may or shall be executed or otherwise assented to on behalf of the Corporation.

                        ARTICLE 5 - SHARES AND TRANSFERS

5.1  Issuance
     --------

     Subject to the Act and the Articles, shares in the Corporation's authorized capital and other securities of the Corporation may from time to time be allotted and issued, and options and other rights to purchase such shares and other securities may be granted, by resolution of the Board of Directors on such terms and conditions and to such persons or class of persons as the Board of Directors may determine.

5.2  Lien for Indebtedness
     ---------------------

     Subject to the provisions of the Act, the Corporation shall have a lien on shares registered in the name of a shareholder indebted to the Corporation. Such lien may be enforced, subject to applicable law and any other provision of the Articles, by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, the Corporation may refuse to register a transfer of the whole or any part of such shares.

5.3  Security Certificates
     ---------------------

     Unless otherwise permitted by the Act, every holder of one or more shares of the Corporation is entitled, at such holder's option, to a share certificate, or to a non-transferable written acknowledgement of such holder's right to obtain a share certificate, stating the number and class or a series of share held by such holder as shown on the records of the Corporation. Security certificates and acknowledgements of a securityholder's right to a security certificate shall be in such form as the Board shall from time to time approve. Unless otherwise permitted under the Act, a security certificate shall be signed manually by at least one (1) director or officer of the Corporation or by, or on behalf of the registrar, transfer agent or branch transfer agent of the Corporation, or by a trustee who certifies such security certificate in accordance with a trust indenture, and any additional signatures required on the security certificate may be printed or otherwise mechanically reproduced thereon.

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                                      -4-

5.4  Replacement Share Certificates
     ------------------------------

     Subject to the provisions of the Act, new certificates for securities of the Corporation may be issued upon such terms and conditions as the Board or any officer or agent designated by the Board may prescribe to replace any certificates theretofore issued by the Corporation that have been defaced, mutilated, lost, destroyed or wrongfully taken.

5.5  Transfer Agent and Registrar
     ----------------------------

     To the extent permitted under the Act the Board may from time to time with respect to each class, series or type of securities of the Corporation appoint a registrar to maintain a securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch security registers and one or more branch transfer agents to maintain branch registers of transfers, but one person may be appointed both registrar and transfer agent.

5.6  Joint Holders
     -------------

     If two or more persons are registered as joint holders of any securities of the Corporation, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividends, bonus, return of capital or other money payable or warrant issuable in respect of such securities.

                      ARTICLE 6 - MEETINGS OF SHAREHOLDERS

6.1  Annual Meetings
     ---------------

     Subject to the Act, the annual meeting of shareholders of the Corporation shall be held at such time and on such day in each year as the Chairman of the Corporation, if any, or the Chairman of the Board, if any, or the President, or the directors by resolution may from time to time determine and the Secretary shall upon direction of any of the foregoing, subject to compliance with the Act, the Articles and this by-law, at any time and at any place convene the annual meeting of shareholders.

6.2  Special Meetings
     ----------------

     The Chairman of the Corporation, if any, or the Chairman of the Board, if any, or the President, or the directors by resolution may, and the Secretary shall upon direction of any of the foregoing, subject to compliance with the Act, the Articles and this by-law, at any time call and at any place convene a special meeting of shareholders.

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                                      -5-

6.3  Notice of Meetings
     ------------------

     Notice of the time and place of a meeting of the shareholders of the Corporation or, to the extent required under the Act, notice of any adjournment or postponement thereof, shall be given as specified in the Act and other applicable legal requirements.

6.4  Waiver
     ------

     Notice of any meeting of shareholders or any irregularity in any such meeting or in the notice thereof may be waived by any shareholder, the duly appointed proxy of any shareholder and any other person entitled to attend the meeting of shareholders, in any manner and such waiver may be validly given either before or after the meeting to which such waiver relates. Attendance of any shareholder, duly appointed proxy of any shareholder of any other person entitled to attend the meeting of shareholders is a waiver of notice of the meeting, except where that person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

6.5  Quorum
     ------

     A quorum for any meeting of shareholders shall be five (5) persons present and holding or representing by proxy not less than twenty-five (25%) per cent of the total number of issued shares of the Corporation for the time being enjoying voting rights at such meeting. No business shall be transacted at any meeting unless the requisite quorum shall be present at the commencement of such business.

6.6  Chairman and Secretary of Meeting
     ---------------------------------

     The Chairman of the Corporation, if any, or in his or her absence or in the case of his or her disability or refusal to act, the Chairman of the Board, if any, or in his or her absence or in case of his or her disability or refusal to act, the President, or in his or her absence, such other person that may have been designated by the Board to exercise such function, shall preside as chairman of every meeting of shareholders of the Corporation. In the absence of all such persons after thirty (30) minutes after the time appointed for holding the meeting, or in case of their disability or refusal to act, the persons present entitled to vote at a meeting of shareholders shall choose another director as chairman of the meeting and if no director is present or if all the directors present refuse to act, then the persons present entitled to vote shall choose one (1) of their number to be chairman of the meeting.

     The corporate secretary shall act as secretary of meetings of shareholders or, in his or her absence or in the case of his or her disability or refusal to act, the chairman of the meeting shall appoint a person, who need not be a shareholder, to act as secretary of the meeting.

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                                      -6-

6.7  Persons Entitled to be Present
     ------------------------------

     The only persons entitled to attend a meeting of shareholders are those entitled to vote thereat, the directors, the auditor of the Corporation and others who, although not entitled to vote, are entitled or required under the Act or other applicable law, the Articles or the by-laws of the corporation to be present at such meeting. The chairman of a meeting of shareholders may permit or restrict attendance at such meeting by persons other than those enumerated above.

     The chairman of a meeting of shareholders may order the removal from the meeting of any person whose conduct, in the opinion of the chairman, has prejudiced or is likely to prejudice, the orderly conduct of the meeting.

     To the extent permitted by the Act and other applicable law, meetings of shareholders may be held by electronic means, including teleconferencing, video conferencing, computer link, and other similar means.

6.8  Joint Shareholders
     ------------------

     Where two or more persons hold the same share or shares jointly, any one of such persons present at a meeting of shareholders may in the absence of the other vote the shares but, if two or more of such persons who are present in person or by proxy, vote, they shall vote as one on the shares jointly held by them.

6.9  Proxies
     -------

     Votes at meetings of shareholders may be given either personally or by proxy. At every meeting at which a shareholder is entitled to vote every shareholder present in person shall have one (1) vote on a show of hands. Upon a ballot on which a shareholder is entitled to vote every shareholder present in person or by proxy shall have one (1) vote for every share registered in such shareholder's name.

     To the extent permitted by the Act, the directors may from time to time pass regulations regarding the lodging of instruments appointing a proxyholder at some place or places other than the place at which a meeting or adjourned or postponed meeting of shareholders is to be held and for particulars of such instruments to be telegraphed, telexed, cabled, telecopied, sent by facsimile or in writing or otherwise communicated by such electronic means that is capable of producing a written copy before the meeting or adjourned meeting to the Corporation or any agent of the Corporation appointed for the purpose of receiving such particulars and providing that instruments appointing a proxy so lodged may be voted upon as though the instruments themselves were produced at the meeting or adjourned meeting and votes given in accordance with such regulations shall be valid and shall be counted. The chairman of any meeting of shareholders may, subject to any regulations made as aforesaid and applicable law, in his or her discretion

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                                      -7-

accept telegraphic, telex, cable, telecopy, facsimile or written communication or electronic communication that is capable of producing a written copy, as to the authority of anyone claiming to vote on behalf of and to represent a shareholder notwithstanding that no instrument of proxy conferring such authority has been lodged with the Corporation, and any votes given in accordance with such telegraphic, telex, cable, telecopy, facsimile, written or electronic communication accepted by the chairman of the meeting shall be valid and shall be counted.

6.10 Scrutineers
     -----------

     At each meeting of shareholders one or more scrutineers may be appointed by a resolution of the meeting or by the chairman with the consent of the meeting to serve at the meeting. Such scrutineers need not be shareholders of the Corporation.

6.11 Votes to Govern
     ---------------

     Subject to the provisions of the Act, the Articles and the by-laws of the Corporation, all questions proposed for the consideration of the shareholders at a meeting shall be decided by a majority of the votes cast thereon. In case of an equality of votes either on a show of hands or on a poll, the chairman of the meeting shall have a second or casting vote in addition to the vote or votes to which he or she may be entitled as a shareholder.

6.12 Show of Hands
     -------------

     Subject to the provisions of the Act, at all meetings of shareholders every question shall be decided by a show of hands unless a ballot thereon be required by the chairman or be demanded by a shareholder or proxyholder present and entitled to vote. Upon a show of hands, every person present and entitled to vote has one vote regardless of the number of shares he or she represents. After a show of hands has been taken upon any question, the chairman may require, or any shareholder or proxyholder present and entitled to vote may demand, a ballot thereon. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon be so required or demanded, a declaration by the chairman that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the question. A demand for a ballot may be withdrawn at any time prior to the taking of the ballot.

6.13 Ballots
     -------

     If a ballot is required by the chairman of the meeting or is demanded and the demand is not withdrawn, a ballot upon the question shall be taken in such manner as the chairman of the meeting directs.

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6.14 Adjournment
     -----------

     The chairman of a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place and, subject to the Act, no notice of the time and place for the holding of the adjourned meeting need be given to any shareholder.

     Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and if a quorum is present thereat. The persons who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment. Any business may be brought before or dealt with at any adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

                              ARTICLE 7 - DIVIDENDS

7.1  Declaration
     -----------

     Subject to the provisions of the Act and the Articles, the Board may declare and the Corporation may pay dividends to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid by issuing fully paid shares of the Corporation or options or rights to acquire fully paid shares of the Corporation or, subject to the provisions of the Act, may be paid in money or property.

7.2  Payment
     -------

     Subject to the Articles and by-laws of the Corporation, any amount payable in cash to shareholders (including dividends payable in cash) may be paid by cheque drawn on a financial institution or by electronic means to or to the order of each registered holder of shares of the class or series in respect of which such amount is to be paid. Cheques may be sent by delivery or first class mail to such registered holder at the holder's address appearing on the register of shareholders, unless that holder otherwise directs in writing. The sending of a cheque, as herein provided, in the amount of the dividend less any tax that the corporation is required to withhold, shall discharge the corporation from its liability to pay the amount of that dividend, unless the cheque is not paid on due presentation.

7.3  Joint Shareholders
     ------------------

     Cheques payable to joint shareholders shall be made payable to the order of all such joint shareholders. Such cheques may be sent to the joint shareholders at the address appearing on the

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                                      -9-

register of shareholders in respect of that joint holding, to the first address so appearing if there is more than one(1), or to such other address as such joint shareholders direct in writing.

7.4  Unclaimed Dividends
     -------------------

     To the extent permitted under applicable law, any dividend unclaimed after a period of five(5) years from the date on which it has been declared payable shall be forfeited and shall revert to the corporation.

                             ARTICLE 8 - DIRECTORS

8.1  Number of Directors
     -------------------

     There shall be a Board of Directors consisting of not less than ten(10) nor more than twenty-three (23) directors as determined from time to time by resolution of the directors. If there is a vacancy or vacancies in the Board of Directors, the remaining directors may exercise all the powers of the Board so long as a quorum of the Board remains in office.

8.2  Powers
     ------

     The Board of Directors shall manage or supervise the management of the affairs and business of the Corporation and may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation and which are not by the Act or other statute, the Articles, the by-laws or any special resolution of the Corporation expressly directed or required to be done in some other manner.

8.3  Election and Term
     -----------------

     A director's term of office shall be from the date of the meeting at which he or she is elected until the annual meeting next following; provided that a retiring director shall retain office until the adjournment or termination of the meeting at which his or her successor is elected unless such meeting was called for the purpose of removing him or her from office as a director in which case the director so removed shall vacate office forthwith upon the passing of the resolution for his or her removal. Retiring directors, if qualified under the Act and other applicable requirements, are eligible for re-election.

     Whenever at any election of directors of the Corporation the full number of directors is not elected by reason of the disqualification, the refusal to act or failure to consent to act as a director or the death of any nominee or nominees, the directors elected may exercise all powers of the Board so long as the number of directors so elected constitutes a quorum.

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8.4  Resignation
     -----------

     A director may resign by sending to the corporation a resignation in writing. A resignation of a director shall become effective at the time it is sent to the corporation or at the time specified in the resignation, whichever is later.

8.5  Vacancies
     ---------

     Subject to the Act, a quorum of directors may fill a vacancy among the directors, including a vacancy arising from a determination by the board of directors to increase the number of directors in accordance with the articles and by-laws of the corporation.

                        ARTICLE 9 - MEETINGS OF DIRECTORS

9.1  Meetings of Directors
     ---------------------

     Meetings of the Board of Directors and of any committee of the Board of Directors may be held at any place within or outside Canada. A meeting of the Board of Directors may be convened by the Chairman of the Corporation, if any, Chairman of the Board, if any, the President or any two (2) directors at any time and the Secretary shall upon direction of any of the foregoing convene a meeting of the Board of Directors. A meeting of any committee may be convened by the Chairman of the committee or any two (2) members of the committee and the Secretary shall upon the direction of either of the foregoing convene a meeting of the said committee. Except as otherwise provided by the Act and these by-laws, the directors either as a Board or as a committee thereof may convene, adjourn and otherwise regulate their meetings as they think fit.

9.2  Notice of Meetings
     ------------------

     Notice of the time and place of each meeting of the Board, or of any committee of the Board, shall be given at least twenty-four (24) hours before the hour fixed for the meeting. Such notice need not specify the purpose of, or the business to be considered and transacted at, the meetings, except as otherwise provided by the Act. Notices of meeting may be given by oral communication.

     For the first meeting of the Board of Directors to be held immediately following the election of directors at an annual or general meeting of the shareholders or for a meeting of the Board of Directors at which a director is appointed to fill a vacancy in the Board, no notice need be given to the newly elected or appointed director or directors in order for the meeting to be fully constituted, provided a quorum of the directors is present.

9.3  Waiver of Notice
     ----------------

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     Notice of any meeting of the Board of Directors or of any committee of the
Board of Directors or any irregularity in any meeting or in the notice thereof may be waived by any Director in any manner, and such waiver may be validly given either before or after the meeting to which such waiver relates.

     Any meeting of the Board of Directors or of any committee of the Board of Directors may be adjourned from time to time by the chairman of the meeting, with the consent of the meeting, to an announced time and place and no notice of the time and place for the holding of the adjourned meeting need be given to any director. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and if a quorum is present thereat.

     The directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.

9.4  Quorum
     ------

     A quorum for any meeting of the Board of Directors of the Corporation shall consist of four (4) directors or such other number as the Board by resolution from time to time determines present in person or by such other means through which the meeting is to be held. Unless otherwise determined by the Board for any committee of the Board, a quorum for any meeting of any committee of the Board shall be a majority of its members.

9.5  Chairman of Meeting
     -------------------

     The Chairman of the Corporation, if any, or in his or her absence or in case of his or her disability or refusal to act, the Chairman of the Board, if any, or in his or her absence the President, or in his or her absence or in case of his or her disability or refusal to act, any Vice-President, shall preside as chairman of every meeting of Directors of the Corporation, but if at any meeting the chairman is not present within thirty (30) minutes after the time appointed for holding same, the directors present may choose one of their number to be chairman of the meeting.

9.6  Votes to Govern
     ---------------

     At all meetings of the Board and of each committee of the Board, every question shall be decided by a majority of the votes cast on the question.

9.7  Casting Vote
     ------------

     In the case of an equality of votes on any question at a meeting of the board or any committee of the Board, the chairman of the meeting shall be entitled to a second or casting vote.

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                                      -12-

9.8  Participation by Telephone or Other Electronic Means
     ----------------------------------------------------

     To the extent permitted by the Act, meetings of the Board and of any committee of the Board may be held by telephone or other electronic means, including teleconferencing, video conferencing, computer link and other similar means.

9.9  Resolution in Lieu of Meeting
     -----------------------------

     A resolution in writing, signed by all the Directors entitled to vote on that resolution at a meeting of directors or committee of directors, is as valid as if it had been passed at a meeting of Directors or committee of Directors. A copy of every such resolution shall be kept with the minutes of the proceedings of the Directors or committee of Directors.

                          ARTICLE 10 - AUDIT COMMITTEE

10.1 Formation
     ---------

     The Board of Directors shall appoint annually from its members an audit committee consisting of such number of members as the board of directors may determine, but not less than three (3). A majority of the members of the audit committee shall be neither officers nor employees of the corporation or of any of its affiliates.

10.2 Organizational Procedure
     ------------------------

     Subject to the provisions of the Act and as may be otherwise determined by the board of directors, the audit committee shall determine its own organization and procedure.

10.3 Powers
     ------

     The audit committee shall possess and may exercise the authority and powers provided in the Act, as well as all further authority and powers that may be delegated to it from time to time by the Board of Directors.

                ARTICLE 11 - OTHER COMMITTEES AND ADVISORY BODIES

11.1 Formation of Committees
     -----------------------

     The Board of Directors may appoint one (1) or more such other committees of the Board of Directors as it may determine and delegate to such committee any of the powers of the Board of Directors except those which pertain to items which, under the Act, a committee of Directors has no authority to exercise.

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                                      -13-

11.2 Formation of Advisory Boards
     ----------------------------

     The board of directors may also constitute such other advisory bodies as it may determine, whose members need not be directors of the corporation.

11.3 Organizational Procedure and Quorum
     -----------------------------------

     Subject to the provisions of the Act and as may be otherwise determined by the board of directors, each such other committee or advisory body shall determine its own organization and procedure.

                              ARTICLE 12 - OFFICERS

12.1 Appointment
     -----------

     The directors may from time to time designate the offices of the Corporation and until further determined, the offices shall consist of the following: Chairman of the Corporation and/or Chairman of the Board, President, one or more Vice-Presidents, Secretary and Treasurer (including Assistant Secretaries and Assistant Treasurers). The directors may from time to time appoint as officers persons to fill the said offices, specify their duties, responsibilities and powers and delegate to them, subject to the Act, authority and powers to manage the business and affairs of the Corporation. A director may be appointed to any office of the Corporation and two or more offices of the Corporation may be held by the same person.

12.2 Term, Remuneration and Removal
     ------------------------------

     The terms of office and remuneration of all officers elected or appointed by the board (including the president) shall be determined from time to time by resolution of the board. The fact that any officer or employee is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be determined. All officers, in the absence of agreement to the contrary, shall be subject to removal from their offices by resolution of the board at any time with or without cause.

             ARTICLE 13 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

13.1 Limitation of Liability
     -----------------------

     No Director or officer shall be liable for the acts, receipts, omissions, failures, neglects or defaults of any other director, officer or employee, or for joining in any receipt or act for conformity or for any loss, damage or misfortune whatever occasioned by any error of judgement

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                                      -14-

or oversight on the part of such director or officer, or for any other loss, damage or misfortune which shall happen in the execution of the duties of office or in relation thereto, including any loss, damage or expense suffered or incurred by or happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be placed out or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be lodged or deposited. Nothing herein shall relieve any Director or officer from the duty to act in accordance with the Act or from liability for any breach thereof. The Directors of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction, made, done or entered into on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the Board of Directors. If any Director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a Director or officer or shall be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Corporation, the fact of such Director or officer being a shareholder, director or officer of the corporation shall not disentitle such Director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

13.2 Indemnity
     ---------

     Subject to the limitations contained in the Act, the Corporation shall indemnify a Director or officer, a former Director or officer, or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, or a person who undertakes or has undertaken any liability on behalf of the Corporation or any such body corporate, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by that person in respect of any civil, criminal or administrative action or proceeding to which such person is made a party by reason or being or having been a director or officer of the Corporation or such body corporate, if:

     (1) such person acted honestly and in good faith with a view to the best interests of the Corporation; and

     (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such person had reasonable grounds for believing that his or her conduct was lawful.

     The Corporation shall indemnify any person referred to above who fulfills the conditions contained in (a) and (b) above and who has been substantially successful on the merits in the defense of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of his or her being or having been a Director or officer of the Corporation or body corporate, against all costs, charges and expenses reasonably incurred by such person in connection with the defense of such action or proceeding.

     The Corporation may also indemnify such persons in such other circumstances as the Act or other applicable law permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law. The Corporation is hereby authorized to execute agreements evidencing its indemnity in favour of the foregoing persons to the full extent permitted by law.

13.3 Insurance
     ---------

     To the extent permitted by the Act and other applicable law, the Corporation may purchase and maintain insurance for the benefit of any person referred to in Section 14.02 against such liability as the Board of Directors may determine.

                            ARTICLE 14 - FISCAL YEAR

14.1 Fiscal Year
     -----------

     The fiscal year of the Corporation shall terminate on such day in each year as the Board of Directors may from time to time by resolution determine.

                              ARTICLE 15 - NOTICES

15.1 Method of Giving Notice
     -----------------------

     Any notice (which includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the Articles, these by-laws or otherwise to a shareholder, Director, officer, auditor or member of a committee of the Board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his latest address as shown on the records of the Corporation or if mailed to him at his said address by prepaid ordinary or airmail or if sent to him by telex, telegram, cablegram, telecopy, facsimile, or is otherwise communicated by electronic means capable of producing a written copy addressed to the recorded address of such person. A notice so delivered shall be deemed to have been sent when it is delivered personally or to the said address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box; a notice so sent by telex, telegram, cablegram, telecopy, facsimile, or is otherwise communicated by electronic means capable of producing a written copy addressed to the recorded address of such person shall be deemed to have been given when dispatched or when delivered for dispatch by such means. The secretary may change or cause to be changed the recorded address of any

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                                      -16-

shareholder, director, officer, auditor or member of a committee of the Board in accordance with any information believed by him to be reliable.

15.2 Computation of Time
     -------------------

     In computing the time when notice must be given under any provision requiring a specified number of hour's notice of any meeting or other event, the hour of giving the notice and the hour of commencement of the meeting shall be excluded, and in computing the date when notice must be given under any provision requiring a specified number of days' notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

15.3 Notice Returned
     ---------------

     Where notices or other documents required to be given by the Corporation to its shareholders have been mailed to a shareholder at his latest address as shown on the records of the Corporation and where, on three (3) consecutive occasions, notices or other documents have been returned by the post office to the Corporation, the Corporation is not required to mail to the shareholder any further notices or other documents until such time as the Corporation receives written notice from the shareholder requesting that notices and other documents be sent to the shareholder at a specified address.

15.4 Accidental Omissions and Errors
     -------------------------------

     The accidental omission to give any notice to any shareholder, director, officer or auditor, or the non-receipt of any notice by any shareholder, director, office or auditor or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

15.5 Notice to Joint Holders
     -----------------------

     All notices or other documents shall, with respect to any shares in the capital of the Corporation registered in more than one name, be given to whichever of such persons is named first in the records of the Corporation and any notice or other document so given shall be sufficient notice of delivery of such document to all the holders of such shares.

15.6 Persons Entitled by Death or Operation of Law
     ---------------------------------------------

     Every person who by operation of law, by transfer or the death of a shareholder or otherwise becomes entitled to shares is bound by every notice in respect of such shares which has been duly given to the registered holder from whom such holder derives title prior to such holder's name and address being entered on the records of the Corporation (whether such notice was given before or after the happening of the event upon which such holder became so entitled) and prior to such holder furnishing to the Corporation the proof of authority or evidence of such holder's entitlement prescribed by the Act.

15.7 Deceased Holders
     -----------------

     Any notice or other document given as herein provided shall, notwithstanding that such shareholder be then deceased and whether or not the Corporation has notice of his or her decease, be deemed to have been duly served in respect of the shares held by such shareholder (whether held solely or with other persons) until some other person be entered in his or her stead in the records of the Corporation as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or other document on his or her heirs, executors, or administrators and all persons (if any), interested with him or her in such shares.

15.8 Waiver of Notice
     ----------------

     Any shareholder (or the duly appointed proxy thereof), director, officer or auditor may waive any notice or abridge the time required for any notice required to be given under any provision of the Act, the articles or by-laws of the Corporation or other event of which notice is required to be given, shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the Board or a committee of the Board which may be given in any manner.

15.9 Signatures to Notices
     ---------------------

     The signature of any Director or officer of the Corporation to any notice may be written, stamped, typewritten, printed or in electronic or other legally effective form, or partly written, stamped, typewritten, printed or in electronic or other legally effective form.

15.10 Evidence of Notice
      ------------------

     A certificate of any officer of the Corporation in office at the time of the making of the certificate or of a transfer officer of any transfer agent or branch transfer agent of shares of any class of the Corporation as to facts in relation to the mailing or delivery or service of any notice or other document to any shareholder, director, officer or auditor or publication of any notice or other document shall be conclusive evidence thereof, and shall be binding on every shareholder, director, officer or auditor of the Corporation, as the case may be.

15.11 Combined Notice of General and Special Meeting
      ----------------------------------------------

     A special general meeting and the annual general meeting of shareholders of the Corporation may be convened by one and the same notice, and it shall be no objection to the said notice that it only convenes the second meeting contingently on any resolution being passed by the requisite majority at the first meeting.

                             ARTICLE 16 - BORROWING

16.1 Borrowing Power
     ---------------

     Without in any way limiting the borrowing powers of the Corporation and of the Board of Directors of the Corporation as set forth in the Act, but subject to the Articles, the Board of Directors may, on behalf of the Corporation, without authorization of the shareholders:

     (1)  borrow money upon the credit of the Corporation;

     (2) issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured;

     (3) to the extent permitted by the Act, give directly or indirectly financial assistance to any person by means of a loan, guarantee or otherwise on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligation of any person; and

     (4) mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, property of the corporation including book debts, rights, powers, franchises and undertakings, to secure any such bonds, debentures, notes or other evidences of indebtedness or guarantee or any other present or future indebtedness, liability or obligation of the corporation.

Nothing in this Section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

                        ARTICLE 17 - ENACTMENT AND REPEAL

17.1 Previous By-Laws
     ----------------

     Upon this by-law coming into force, By-law Number 1 of the Corporation is repealed, provided that such repeal shall not affect the previous operation of such by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under the validity of any contract or agreement made pursuant to any such by-law prior to its repeal. All officers and persons acting under, and all committees constituted during the currency of, the repealed by-law shall continue to act as if appointed or constituted, as the case may be, under the provisions of this by-law and all resolutions of the shareholders, the Board of Directors or any committee of Directors with continuing effect passed under the repealed by-law shall continue in full force and effect except to the extent inconsistent with this by-law and until amended or repealed.

17.2 Effective Date
     --------------

     This by-law shall come into force and effect when made by the Board of Directors in accordance with the Act.